EXHIBIT 10.6

                           ADAMS COUNTY NATIONAL BANK

                         DIRECTOR DEFERRED FEE AGREEMENT

          THIS AGREEMENT is made this 1st day of January, 2001, by and between Adams County National Bank, located in Gettysburg, Pennsylvania (the "Company"), and __________ (the "Director").

                                  INTRODUCTION

        In an effort to reward past service, encourage continued service on the Company's Board of Directors, and as a method to attract future Directors, the Company is willing to provide to the Director a deferred fee opportunity. The Company will pay each Director's benefits from the Company's general assets.

                                    AGREEMENT

        The Director and the Company agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

                1. 1.1 "ANNIVERSARY DATE" means December 31 of each year.

                1.1.2 "CHANGE OF CONTROL" of the Company shall mean: (i) an event of a nature that results in a Change in Control of the Company within the meaning of the Home Owners' Loan Act, as amended (or any successor legislation), and applicable rules and regulations promulgated thereunder or under the Change in Bank Control Act, by the Office of Thrift Supervision ("OTS") (or any successor agency) as in effect at the time of the Change in Control; or (ii) the election to the Board of Directors of the Company of any person who was not nominated for such election by the Board or by a nominating committee of the Board prior to his or her election; or (iii) the merger of the Company with any other entity, or the acquisition of all or substantially all of the assets of the Company by another entity (in either case other than pursuant to an involuntary merger or consolidation mandated by any governmental agency then having jurisdiction over the Company), to which transaction the Director has not consented.

        A Change of Control shall also mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change of Control of the Company or the Holding

Company within the meaning of the Home Owners' Loan Act and the Rules and Regulations promulgated by the OTS (or its predecessor agency), as in effect on the date hereof; or (iii) without limitation such a Change of Control shall be deemed to have occurred at such time as (a) any "Person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or the Holding Company representing 25% or more of the Company's or the Holding Company's outstanding securities except for any securities of the Company purchased by the Holding Company in connection with the conversion of the Company to the stock form and any securities purchased by the Company's employee stock ownership plan and trust; (b) a proxy statement soliciting proxies from stockholders of the Company or Holding Company, by someone other than the current management of the Company or Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Holding Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company or the Holding Company shall be distributed and the requisite number of proxies approving such plan of reorganization, merger or consolidation of the Company or Holding Company are received and voted in favor of such transactions; or (c) a tender offer is made for 25 % or more of the outstanding securities of the Company or Holding Company and shareholders owning beneficially or of record 25 % or more of the outstanding securities of the Company or Holding Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

        1.1.3   "CODE" means the Internal Revenue Code of 1986, as amended.

        1.1.4 "DEFERRAL ACCOUNT" means the Company's accounting of the Director's accumulated Deferrals plus accrued interest.

        1.1.5 "DEFERRALS" means the amount of the Director's Fees which the Director elects to defer according to this Agreement.

        1.1.6 "DISABILITY" means the Director's inability to perform substantially all normal duties of a Director, as determined by the Company's Board of Directors in its sole discretion. As a condition to any benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate

        1.1.7   "EFFECTIVE DATE" means the date of this Agreement.

        1.1.8    "ELECTION FORM." means the Form attached as Exhibit 1.

        1.1.9    "FEES" means the total Director's fees payable to the Director.

              1.1.10   "PLAN YEAR" means the calendar year.

              1.1.11 "PRIME RATE" means the Prime Interest Rate reported in the Wall Street Journal on the business day immediately prior to the plan Anniversary Date.

              1.1.12 "TERMINATION OF SERVICE" means the Director ceasing to be a member of the Company's Board of Directors for any reason whatsoever.

                                    ARTICLE 2
                                DEFERRAL ELECTION

      2.1 INITIAL ELECTION. The Director shall make an initial deferral election under this Agreement by filing with the Company a signed Election Form within thirty (30) days after the Effective Date of this Agreement. The Election Form shall set forth the amount of Fees to be deferred. The Election Form shall be effective to defer only Fees earned after the date the Election Form is received by the Company.

      2.2  ELECTION. CHANGES

              2.2.1 GENERALLY. The Director may modify the amount of Fees to be deferred annually by filing a new Election Form with the Company prior to the beginning of the Plan Year in which the Fees are to be deferred. The modified deferral election shall not be effective until the calendar year following the year in which the subsequent Election Form is received and approved by the Company. The new Election Form may be used to change the Director's distribution option; however, the change shall not be effective before the first day of the Plan Year immediately following the date that the Election Form was executed.

                2.2.2 HARDSHIP. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs, the Director, by written instructions to the Company, may reduce future deferrals under this Agreement.
                                    ARTICLE 3
                                DEFERRAL ACCOUNT

        3.1 ESTABLISHING AND CREDITING. The Company shall establish a Deferral Account on its books for the Director and shall credit to the Deferral Account the following amounts:

              3.1.1 DEFERRALS. The Fees deferred by the Director as of the time the Fees would have otherwise been paid to the Director.

              3.1.2 INTEREST. On the first day of each month and immediately prior to the payment of any benefits, interest on the account balance since the preceding credit under this Section 3.1.3, if any, at an annual rate, compounded monthly, equal to the Prime Rate for the previous Anniversary Date. HOWEVER, THE ACTUAL

        CREDITING  RATE WILL EQUAL THE PRIME RATE UNLESS  PRIME IS LESS THAN
        SIX (6%) OR GREATER THAN TWELVE (12%). IN WHICH CASE THE MAXIMUM CREDITING RATE SHALL BE TWELVE (12%) AND THE MINIMUM SHALL BE SIX (6%).

            3.2 STATEMENT OF ACCOUNTS. The Company shall provide to the Director, within one hundred twenty (120) days after each Anniversary Date, a statement setting forth the Deferral Account balance.

        3.3 ACCOUNTING DEVICE ONLY. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

                                    ARTICLE 4
                            DISTRIBUTION OF BENEFITS

        4.1 TERMINATION OF SERVICE BENEFIT. Upon the participants termination of service Date, the Company shall pay to the Director the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

              4.1.1 AMOUNT OF BENEFIT. The benefit under this Section 4.1 is the Deferral Account balance at the Director's Termination of Service Date.

              4.1.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Director in the form elected by the Director on the Election Form. If the Director elected to receive his benefit in the form of installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period fixed at the rate in effect under Section 3.1.2 on the Director's Retirement Date. HOWEVER, THIS FIXED RATE SHALL NOT BE GREATER THAN (9.00%).


        4.2 PRE-TERMINATION OF SERVICE BENEFIT. THE PARTICIPANT SHALL HAVE A ONE-TIME OPTION TO RECEIVE BENEFIT PAYMENTS PRIOR THEIR TERMINATION OF SERVICE. HOWEVER, THE DIRECTOR SHALL NOT HAVE THE ABILITY TO DEFER FUTURE COMPENSATION.

            4.2.1 AMOUNT OF BENEFIT. THE BENEFIT UNDER THIS SECTION 4.2 IS THE DEFERRAL ACCOUNT BALANCE ON THE DATE THE DIRECTOR ELECTS TO RECEIVE BENEFIT PAYMENTS.

            4.2.2 PAYMENT OF BENEFIT. THE COMPANY SHALL PAY THE BENEFIT TO THE DIRECTOR IN THE FORM ELECTED BY THE DIRECTOR ON THE ELECTION FORM. IF THE DIRECTOR ELECTED TO RECEIVE HIS BENEFIT. IN THE FORM OF INSTALLMENTS, THE COMPANY SHALL CONTINUE TO CREDIT INTEREST ON THE REMAINING ACCOUNT BALANCE DURING ANY APPLICABLE

        INSTALLMENT PERIOD FIXED AT THE RATE IN EFFECT UNDER SECTION 3.1.2ON
        THE DIRECTOR'S RETIREMENT. DATE. HOWEVER, THIS FIXED RATE SHALL NOT BE GREATER THAN (9.00%).

        4.3 CHANGE F CONTROL BENEFIT. UPON TERMINATION OF SERVICE WITHIN 12 MONTHS OF A CHANGE OF CONTROL, THE COMPANY SHALL PAY TO THE DIRECTOR THE BENEFIT DESCRIBED IN THIS SECTION 4.3 IN LIEU OF ANY OTHER BENEFIT. UNDER THIS AGREEMENT.

            4.3.1 AMOUNT OF BENEFIT. THE BENEFIT UNDER THIS SECTION 4.3 SHALL BE THE DEFERRAL ACCOUNT ON THE TERMINATION OF SERVICE.

            4.3.2 PAYMENT OF BENEFIT. THE COMPANY SHALL PAY THE BENEFIT TO THE DIRECTOR IN THE FORM OF A LUMP SUM PAYMENT. THIS LUMP-SUM PAYMENT SHALL OCCUR WITHIN 30 DAYS AFTER THE DATE OF TERMINATION OF SERVICE.



       4.4 HARDSHIP DISTRIBUTION. Upon the Board of Director's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the Director all or a portion of the Deferral Account balance as determined by the Company, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

                                    ARTICLE 5
                                 DEATH BENEFITS

        5.1 DEATH DURING ACTIVE SERVICE. If the Director dies while in the active service of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

              5.1.1 AMOUNT OF BENEFIT. The benefit under Section 5.1 is the Account balance on the date of the Director's death.

              5.1.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the beneficiary in the form elected by the Director on the Election Form. If the Director elected to receive his benefit in the form of installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period fixed at the rate in effect under Section 3.1.2 on the date of the Director's death. HOWEVER, THIS FIXED RATE SHALL NOT BE GREATER THAN (9.00%).

        5.2 DEATH DURING BENEFIT PERIOD. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

                                    ARTICLE 6
                                  BENEFICIARIES


        6.1 BENEFICIARY DESIGNATIONS. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate.

        6.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 7
                          CLAIMS AND REVIEW PROCEDURES

       7.1 CLAIMS PROCEDURE. The Company shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within ninety
(90) days of his or her written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

        7.2 REVIEW PROCEDURE. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day
                                        6
period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                    ARTICLE 8
                           AMENDMENTS AND TERMINATION

        8.1 This Agreement may be amended or terminated only by a written agreement signed by the Company and the Director.

        8.2 Notwithstanding Section 8.1, the Company may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Director prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits). In no event shall this Agreement be terminated under this Section 8.2 without payment to the Director of the Deferral Account balance attributable to the Director's Deferrals and interest credited on such amounts.


                                    ARTICLE 9
                                  MISCELLANEOUS

       9. 1 BINDING EFFECT. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

       9.2 NO GUARANTEE OF SERVICE. This Agreement is not a contract for services. It does not give the Director the right to remain a Director of the Company. It also does not require the Director to remain a Director nor interfere with the Director's right to terminate services at any time.

       9.3 NON-TRANSFERABILITY. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner

       9.4 TAX WITHHOLDING. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement TAX WITHHOLDING. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement

       9.5 APPLICABLE LAW. The Plan and all rights hereunder shall be governed by and construed according to the laws of Pennsylvania, except to the extent preempted by the laws of the United States of America.

        9.6 RECOVERY OF ESTATE TAXES. If the Director's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the beneficiary is other than the Director's estate, then the Director's estate shall be entitled to recover from the beneficiary receiving such benefit under the terms of the Agreement, an amount by which the total estate tax due by the Director's estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Director's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event the beneficiary has a liability hereunder, the beneficiary may petition the Company for a lump sum payment in an amount not to exceed the beneficiary's liability hereunder.

        9.7 UNFUNDED ARRANGEMENT. The Director and the Director's beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and the Director's beneficiary have no preferred or secured claim.

        9.8 REORGANIZATION. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.

        9.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

        9.10 ADMINISTRATION. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

              9.10.1    Interpreting the provisions of the Agreement;

              9.10.2 Establishing and revising the method of accounting for the Agreement;

            9.10.3 Maintaining a record of benefit payments; and

            9.10.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

        9.11 NAMED FIDUCIARY. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

        IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.



DIRECTOR:                                      COMPANY:

                                               ADAMS COUNTY NATIONAL BANK



                                              BY    /S/ THOMAS A. RITTER
---------------------------------------       ----------------------------------

                                              TITLE    PRESIDENT
                                              ----------------------------------

                           ADAMS COUNTY NATIONAL BANK


                                    EXHIBIT I
                                       TO
                         DIRECTOR FEE DEFERRAL AGREEMENT
                                DEFERRAL ELECTION
                                       for


         I elect to defer compensation under my Director Fee Deferral Agreement with the Bank, as follows:


                               AMOUNT OF DEFERRAL

           [INITIAL AND COMPLETE]
            ___ I elect to defer ______% or $_____ of my Retainer and Board Fees

            ___ I elect not to defer my Retainer and Board Fees



                    I understand that I may change the amount, frequency and duration of my deferral by filing a new election form with the Bank; provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by the Bank.

                                 Form of Benefit

                    I elect to receive benefits under the Agreement in the following form:

                    [INITIAL ONE]

                    ______ Lump Sum

                    ______ Equal monthly installments for 120 months

                           ADAMS COUNTY NATIONAL BANK


                             BENEFICIARY DESIGNATION

                  I designate the following as beneficiary of benefits under the Director Fee Deferral Agreement payable following my death:


                  Primary:
                           --------------------------------------------




                  Contingent:
                               ----------------------------------------



                  I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.



                  Signature         ___________________________________


                  Date              ___________________________________


                  Accepted by Adams County National Bank this day of, 2001.


                  By     ____________________________________

                  Title  ____________________________________